UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 4, 2019, InspireMD, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering of 486,957 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The offering price to the public of the Shares is $5.00 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $4.65 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option (the “Underwriter Option”), exercisable for 30 days, to purchase up to an additional 73,043 shares of Common Stock at the same price per share as the Shares. After underwriting discounts and commissions, the Company expects to receive gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, of $2.4 million.

Pursuant to the Underwriting Agreement, the Company, in connection with the offering, agreed to issue to the Underwriter warrants to purchase 34,087 shares of Common Stock, or, if the Underwriter exercises the Underwriter Option, up to an additional 5,113 shares of Common Stock, representing 7% of the number of shares of Common Stock sold in the offering (the “Underwriter Warrants” and together with the shares issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to $6.25 (125% of the offering price to the public per Share).

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-223130) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on February 23, 2018. A preliminary prospectus supplement and the accompanying prospectus relating to the offering have been filed with the Commission. The offering is expected to close on or about April 8, 2019, subject to satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Haynes and Boone, LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

Subject to certain exceptions, the Company, its executive officers, directors and certain shareholders have agreed not to sell or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, for 90 days after April 4, 2019 without first obtaining the written consent of the Underwriter. The Company has also agreed not to enter into or effect a “variable rate transaction” for a period of 12 months from the closing of the offering without the prior written consent of the Underwriter (which may be withheld in its sole discretion), subject to certain limited exceptions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Underwriter Securities set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Underwriter Securities will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

On April 3, 2019, the Company issued a press release announcing a proposed public offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On April 4, 2019, the Company issued a press release announcing the pricing of the underwritten public offering of its Common Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2 attached hereto) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 4, 2019, by and between InspireMD, Inc. and H.C. Wainwright & Co., LLC, as Representative of the Several Underwriters
5.1	Opinion of Haynes and Boone, LLP.
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
99.1	Press release dated April 3, 2019
99.2	Press release dated April 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: April 4, 2019	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer